UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2016

MICROPHASE CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	000-55382	06-0710848
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Trap Falls Road Extension, Suite 400, Shelton, CT	06484
(Address of principal executive offices)	(Zip Code)

(203) 866-8000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Separation Agreement

On November 30, 2016 the Board of Directors (the “Board”) of Microphase Corporation (the “Company”) approved entry into a Separation Agreement with Ronald Durando (the “Separation Agreement”), pursuant to which Mr. Durando resigned from his position as Strategic Advisor and the employment agreement between the Company and Mr. Durando dated as of February 12, 2015 (the “Durando Employment Agreement”), was terminated effective as of November 30, 2016. Pursuant to the Separation Agreement, the Company shall pay Mr. Durando (i) $262,500, payable in such installments as the Company pays its employees, commencing on December 1, 2016 and concluding on January 31, 2018 and (ii) all accrued amounts owed to Mr. Durando, which total $63,351.58, within 10 days of the closing of the initial public offering of the Company’s common stock. Pursuant to the Separation Agreement, and subject to the terms and conditions thereof, Mr. Durando granted a release of claims against the Company and its affiliates.

The above descriptions of the Separation Agreement and Durando Employment Agreement do not purport to be complete and are qualified in their entirety by the full text of the Separation Agreement and Durando Employment Agreement, which are attached hereto as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Chief Executive Officer Employment Agreement

On December 1, 2016 the Board of Company approved the appointment of Mr. Michael Ghadaksaz as the Chief Executive Officer of the Company, effective as of December 1, 2016 (the “Ghadaksaz Appointment”). In conjunction with the Ghadaksaz Appointment, the Company and Mr. Ghadaksaz entered into an Employment Agreement, dated December 1, 2016 (the “Ghadaksaz Agreement”), setting forth the terms of Mr. Ghadaksaz’s employment with the Company.

The initial term of the Ghadaksaz Agreement is for a period of one (1) year, commencing on December 1, 2016 (the “Ghadaksaz Initial Term”). The term of the Employment Agreement will be automatically extended for additional terms of one (1) year each (each a “Ghadaksaz Renewal Term” and together with the Initial Term, the “Ghadaksaz Term”), unless either the Company or Mr. Ghadaksaz gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Ghadaksaz Term.

During the Ghadaksaz Term, the Company will pay Mr. Ghadaksaz an annual base salary of Two Hundred Ninety Five Thousand and No/100 Dollars ($295,000.00). Mr. Ghadaksaz will receive a one-time cash incentive bonus in the amount of Seventy-five Thousand and No/100 Dollars ($75,000.00), payable within 30 days of the Company closing an initial public offering of its stock and may receive an annual cash bonus as determined by the Board and based on the review and recommendation of the Compensation Committee of the Board. Mr. Ghadaksaz will also receive an equity grant of One Hundred Thousand (100,000) shares of the Company’s restricted stock, due to him upon execution of the Ghadaksaz Agreement.

Chief Financial Officer Employment Agreement

On December 1, 2016 the Board approved the Company entering into an Amended and Restated Employment Agreement, dated December 1, 2016, with James Ashman, the Company’s Chief Financial Officer (the “Ashman Agreement”), setting forth revised terms of Mr. Ashman’s employment with the Company.

The initial term of the Ashman Agreement is for a period of three (3) years, commencing on December 1, 2016 (the “Ashman Initial Term”). The term of the Employment Agreement will be automatically extended for additional terms of one (1) year each (each “Ashman Renewal Term” and together with the Ashman Initial Term, the “Ashman Term”), unless either the Company or Mr. Ashman gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Ashman Term.

During the Term, the Company will pay Mr. Ashman an annual base salary of One Hundred Ninety Thousand and No/100 Dollars ($190,000.00). Mr. Ashman will receive a one-time cash incentive bonus in the amount of Thirty Thousand and No/100 Dollars ($30,000.00), payable within 30 days of the Company closing an initial public offering of its stock and may receive an annual cash bonus as determined by the Board and based on the review and recommendation of the Compensation Committee of the Board. Mr. Ashman will also receive an equity grant of Thirty Five Thousand (35,000) shares of the Company’s restricted stock, due to him upon execution of the Ashman Agreement.

Chief Operating Officer Employment Agreement

On December 1, 2016 the Board approved the appointment of Mr. Brian Kelly, the Company’s General Manager, as the Company’s Chief Operating Officer, and a member of the Board (the “Kelly Appointment”), with the Kelly Appointment to take effect upon the closing of the initial public offering of the Company’s common stock (the “Effective Date”). In conjunction with the Kelly Appointment, the Company and Mr. Kelly entered into an Employment Agreement, dated December 1, 2016 (the “Kelly Agreement”), setting forth the terms of Mr. Kelly’s employment with the Company.

The initial term of the Kelly Agreement is for a period of three (3) years, commencing on the Effective Date (the “Kelly Initial Term”). The term of the Employment Agreement will be automatically extended for additional terms of one (1) year each (each a “Kelly Renewal Term” and together with the Kelly Initial Term, the “Kelly Term”), unless either the Company or Mr. Kelly gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Kelly Term.

During the Term, the Company will pay Mr. Kelly an annual base salary of Two Hundred Thirty Five Thousand and No/100 Dollars ($235,000.00). Mr. Kelly will receive a one-time cash incentive bonus in the amount of Thirty Thousand and No/100 Dollars ($30,000.00), payable within 30 days of the Company closing an initial public offering of its stock and may receive an annual cash bonus as determined by the Board and based on the review and recommendation of the Compensation Committee of the Board. Mr. Kelly will also receive an equity grant of Seventy Five Thousand (75,000) shares of the Company’s restricted stock, due to him upon the Effective Date.

Chief Technical Advisor Agreement

On December 1, 2016 the Board approved the appointment of Mr. Necdet Ergul as the Company’s Chief Technical Advisor, effective as of December 1, 2016 (the “Ergul Appointment”). In conjunction with the Ergul Appointment, the Company and Mr. Ergul entered into an Employment Agreement, dated December 1, 2016 (the “Ergul Agreement”), setting forth the terms of Mr. Ergul’s employment with the Company.

The initial term of the Ergul Agreement is from December 1, 2016 through January 31, 2018 (the “Ergul Initial Term”). The term of the Ergul Agreement will be automatically extended for additional terms of one (1) year each (each “Ergul Renewal Term” and together with the Ergul Initial Term, the “Ergul Term”), unless either the Company or Mr. Ergul gives prior written notice of non-renewal to the other party no later than sixty (60) days prior to the expiration of the then current Term. During the Term, the Company will pay Mr. Ergul an annual base salary of Seventy Five Thousand and No/100 Dollars ($75,000.00).

The above descriptions of the Ghadaksaz Agreement, the Ashman Agreement, the Kelly Agreement, and the Ergul Agreement do not purport to be complete and are qualified in their entirety by the full text of the Ghadaksaz Agreement, the Kelly Agreement, and the Ergul Agreement, which are attached hereto as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The securities issued pursuant to the Offering were not registered under the Securities Act of 1933, as amended (the “Securities Act”), but qualified for exemption under Section 4(a)(2) of the Securities Act. The securities were exempt from registration under Section 4(a)(2) of the Securities Act because the issuance of such securities by the Company did not involve a “public offering,” as defined in Section 4(a)(2) of the Securities Act, due to the insubstantial number of persons involved in the transaction, size of the offering, manner of the offering and number of securities offered. The Company did not undertake an offering in which it sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(a)(2) of the Securities Act since they agreed to, and received, share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, the Company has met the requirements to qualify for exemption under Section 4(a)(2) of the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Chief Executive Officer and Directors

On December 1, 2016, Mr. Ergul resigned as the Chief Executive Officer, President and Chairman of the Company. A copy of his resignation letter is attached hereto as Exhibit 17.1 to this Current Report on Form 8-K. The resignation from the positions of Chief Executive Officer and Chairman are effective immediately. The resignation from the position of President is effective as of the date that the Board notifies Mr. Ergul that the Department of Defense has granted Mr. Ghadaksaz the necessary Security Clearance for the Company to carry on certain of its operations. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 1, 2016, Mr. James Ashman resigned as a member of the Board of the Company effective upon the Company’s filing with the Securities and Exchange Commission (the “SEC”) of Amendment No. 2 to the Company’s Registration Statement on Form S-1 filed with the SEC on July 28, 2016 (the “S-1 Amendment”). A copy of his resignation letter is attached hereto as Exhibit 17.2 to this Current Report on Form 8-K. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 1, 2016, Mr. Jeffrey Peterson resigned as a member of the Board of the Company effective immediately upon the Company’s filing of the S-1 Amendment. A copy of his resignation letter is attached hereto as Exhibit 17.3 to this Current Report on Form 8-K. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On December 1, 2016, Mr. Paul Decoster resigned as a member of the Board of the Company effective immediately upon the Company’s filing of the S-1 Amendment. A copy of his resignation letter is attached hereto as Exhibit 17.4 to this Current Report on Form 8-K. The resignation is not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Chief Executive Officer

On December 1, 2016 the Board approved the Ghadaksaz Appointment (as defined above). Prior to the Ghadaksaz Appointment, Mr. Ghadaksaz served as the Chief Technology Officer and Chief Marketing Officer of the Company. In conjunction with the Ghadaksaz Appointment, the Company and Mr. Ghadaksaz entered into the Ghadaksaz Agreement (as defined above), setting forth the terms of Mr. Ghadaksaz’s employment with the Company.

The description of the term of the Ghadaksaz Agreement is incorporated by reference to Item 1.01 above.

Below is a description of Mr. Ghadaksaz’s professional work experience.

Michael Ghadaksaz, age 60

Mr. Ghadaksaz has been the Company’s Chief Technology Officer and Chief Operating Officer since April 2014 and a Director since February 2015. Mr. Ghadaksaz has more than 29 years of experience in RF/Microwave, wireless technology, test & measurements, defense, and venture capital industries senior technology and executive management. Previously, he has held multiple executive-level positions at ten companies in various industries, including: RF/Microwave and millimeter-wave products, wireless technology, electronic test & measurements, public safety land mobile radio, telecom, and military communications. He had also served as a senior technology and business consultant to venture capital firms and technology investment banks. From 2010 to 2013, Mr. Ghadaksaz was the President and Chief Technical Officer of AES Technologies, Inc., an electronic test & measurement technology start-up company. From 2008 to 2010, he was Director of North America Technology Planning and Business Strategy for Huawei Technologies, a leading global telecom equipment manufacturer. From 2003 to 2008, he was Vice President of Business development, Corporate Officer, and Member of Board of Directors’ Technical Committee of Merrimac Industries (now Crane Aerospace), a leading manufacturer of integrated RF, microwave, and millimeter-wave products and solutions. From 1999 to 2002, he was Director of Technology Strategy of Motorola, the leading global manufacturer of land mobile radio products for Public Safety and Homeland Security markets. From 1995 to 1999, he was Senior Scientist and Director of Applications of Hughes Aircraft Company (now Raytheon), a leading defense and aerospace system manufacturer. Prior to his employment at Hughes Aircraft, Mr. Ghadaksaz held engineering and management positions at GTE Laboratories (now Verizon), General Electric Mobile Communications Business (now Harris), Canadian Marconi Defense Communications Division and Bell Canada Enterprises. Mr. Ghadaksaz holds several patents and was recipient of 2012 Illinois 10th Congressional District Community Leadership Award for Entrepreneurial Excellence. He has an undergraduate degree from University of Ottawa and a Master’s degree in Microwave Electronics from Carleton University in Ottawa, Canada.

Appointment of Chief Operating Officer

On December 1, 2016 the Board approved the Kelly Appointment (as defined above). Prior to the Kelly Appointment, Mr. Kelly served as the General Manager of the Company. In conjunction with the Kelly Appointment, the Company and Mr. Kelly entered into the Kelly Agreement (as defined above), setting forth the terms of Mr. Kelly’s employment with the Company.

The description of the term of the Kelly Agreement is incorporated by reference to Item 1.01 above.

Below is a description of Mr. Kelly’s professional work experience.

Brian Kelly, age 55

Mr. Kelly joined the Company in 2008. He has over 30 years of experience in operations management, including manufacturing process improvement, material control, inventory control (APICS certified), and lean manufacturing (Six Sigma, Black Belt certified in MFG). Mr. Kelly has worked most of his career for major defense contractors including United Technologies, Westinghouse, Northrop Grumman and Dover Corp. in various material and operations management positions. In addition to participation in several M&A transactions in his career, Mr. Kelly has relocated and set up several state of the art factories in the U.S. Mr. Kelly received an A.S. degree in general studies from Housatonic Technical-Community College in 1987.

Appointment of Chief Technical Advisor

On December 1, 2016 the Board approved the Ergul Appointment (as defined above). Prior to the appointment, Mr. Ergul served as the Chief Executive Officer, President and Chairman of the Company. In conjunction with the Ergul Appointment, the Company and Mr. Ergul entered into the Kelly Agreement (as defined above), setting forth the terms of Mr. Kelly’s employment with the Company.

The description of the term of the Kelly Agreement is incorporated by reference to Item 1.01 above.

Below is a description of Mr. Ergul’s professional work experience.

Necdet F. Ergul, age 93

Mr. Ergul founded the Company in 1955 and was its chief executive officer and a director since inception through November 2016. In addition to his management responsibilities at the Company, he is active in engineering design and related research and development. Mr. Ergul holds a Master’s Degree in Electrical Engineering from the Polytechnic Institute of Brooklyn, New York and an undergraduate degree from Roberts College in Istanbul, Turkey.

Appointment of Directors

On December 1, 2016, the Board appointed Mr. Bill White, Dr. Fernando Fernandez and Mr. Frank Russomanno as members of the Board, by unanimous written consent, effective upon the Company’s filing of the Amendment No. 2 to the Company’s Registration Statement on Form S-1. Mr. White, Dr. Fernandez, and Mr. Russomano will serve until the next annual election of directors and until their successors are duly elected and shall qualify.

Below are descriptions of the professional work experience for Mr. White, Dr. Fernandez and Mr. Russomanno.

Bill White, age 56

Mr. White is joining Microphase as a director on December 1, 2016, effective upon the filing of Amendment No. 2 to this Registration Statement. White has more than 28 years of experience in financial management, operations and business development. Prior to joining Intellicheck Mobilisa, he served 11 years as the Chief Financial Officer, Secretary and Treasurer of FocusMicro, Inc. (“FM”). As co-founder of FM, Mr. White played an integral role in growing the business from the company’s inception to over $36 million in annual revenue in a five year period. Mr. White has broad domestic and international experience including managing rapid and significant growth, import/export, implementing tough cost management initiatives, exploiting new growth opportunities, merger and acquisitions, strategic planning, resource allocation, tax compliance and organization development. Prior to co-founding FM, he served 15 years in various financial leadership positions in the government sector. Mr. White started his career in Public Accounting. Mr. White holds a Bachelor of Arts in Business Administration from Washington State University, and is a Certified Fraud Examiner.

Dr. Fernando Fernandez, age 77

Dr. Fernandez is joining Microphase as a director on December 1, 2016, effective upon the filing of Amendment No. 2 to this Registration Statement. Dr. Fernandez founded AETC Inc. in 1994 and served as its President and Chairman. Dr. Fernandez also founded Areté Associates in 1976 and served as its Chairman and President. From May 1998 to January 2001, he served as Director of the Defense Advanced Research Projects Agency (DARPA), the central research and development organization of the Department of Defense. Dr. Fernandez was a Director of Merrimac Industries Inc. since June 30, 2003 until it was purchased by Crane Electronics in 2010. As a director, he served as its Chairman of Technology Strategy Committee. He served as a Director of Neah Power Systems, Inc. He served as Professor and the Director of Institute Technology Initiatives at Stevens Institute of Technology in Hoboken, New Jersey from 2001 to January 2006. In January 2001, Dr. Fernandez was awarded the Distinguished Public Service Award by the Secretary of Defense. Dr. Fernandez is listed in Who’s Who in Science. He was awarded an Honorary Doctor of Engineering degree from Stevens Institute of Technology in May 2001. Dr. Fernandez received his Bachelor of Science in Mechanical Engineering in 1960, and a Master of Science in Applied Mechanics in 1961, each from Stevens Institute of Technology, and his Ph.D. in Aeronautics from California Institute of Technology in 1969.

Frank P. Russomanno, age 69

Mr. Russomanno is joining Microphase as a director on December 1, 2016, effective upon the filing of Amendment No. 2 to this Registration Statement. Mr. Russomanno has served as Vice Chairman of Imation from March 2009 and a member of the board of directors and Chief Executive Officer of Imation from April 2007 until he retired from the company in May 2010. He also served as President of Imation from April 2007 to March 2009. From November 2006 to April 2007 was acting Chief Executive Officer and President. Also, Mr. Russomanno was Chief Operating Officer of Imation from November 2003 to April 2007. Prior to November 2003, Mr. Russomanno was president of Imation’s Data Storage and Information Management business. Mr. Russomanno is active in industry and nonprofit organizations. Mr. Russomanno is a former director of Hutchinson Technologies and Norstan Corporation. Currently, he serves as Executive Director of Emrise Corporation. Mr. Russomanno is the former chairman of the board for the Content Delivery & Storage Association, and a former board member of Merrick Community Services and the United Way of Minneapolis & St. Paul. Currently, he is a board member of Intellectual Takeout, a nonprofit designed to foster dialogue between conservative and liberals. Mr. Russomanno has a Bachelor of Arts degree in history from Seton Hall University. He has taken graduate courses at the University of Oklahoma and Monmouth College and served in the U.S. Army as an artillery officer in Vietnam, achieving the rank of Captain. Mr. Russomanno’s background and direct experience leading the operations of a large, diverse organization can be applied to helping the management of the Company and makes him an ideal director and chairman of our Nominating and Corporate Governance Committee.

Family Relationships

Neither Mr. Ghadaksaz, Mr. Kelly, Mr. Ergul, Mr. White, Dr. Fernandez, nor Mr. Russomano have a family relationship with any of the current officers or directors of the Company.

Related Party Transactions

There is no arrangement or understanding between Mr. Ghadaksaz, Mr. Kelly, Mr. White, or Dr. Fernandez and any other person pursuant to which they were selected as directors. There have been no transactions and are no currently proposed transactions in which the Company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or 1% of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which Mr. White, or Dr. Fernandez had or will have a direct or indirect material interest.

The Board has determined that Mr. White, Dr. Fernandez, and Mr. Russomanno qualify as independent directors under the rules of The Nasdaq Stock Market.

Compensatory Arrangement

The Company and each of Mr. White, Dr. Fernandez, and Mr. Russomanno (collectively, Mr. White, Dr. Fernandez, and Mr. Russomanno, the “New Directors”) intend to enter into a formal Director Agreement (the “Director Agreement”), in substantially the same form as Exhibit 10.7 to this Current Report on Form 8-K, within thirty days (30) of such appointment. Pursuant to the Director Agreement, the New Directors will receive cash stipends for attending meetings of the Board and committee meeting, whether in-person or telephonically. Additionally, they will receive, (i) upon execution of the Director Agreement, and on each anniversary thereafter, the number of shares of the Company’s common stock equivalent to Twenty-five Thousand Dollars ($25,000), which shall vest on January 4, 2019.The Director shall be issued the number of shares of the Company’s common stock equivalent to Twenty-Five Thousand Dollars ($25,000) as determined based the offering price of the Company’s common stock in the Company’s initial public offering and thereafter, the number of shares will be based on the average closing price on the three trading days immediately preceding the last day of ..the calendar year; and (ii) during the Directorship Term (as defined below), the Director shall receive Restricted Stock up to the number of shares of the Company’s common stock equivalent to Twenty-five Thousand Dollars ($25,000) on a yearly basis, which shall vest on January 4, 2019, or other date as defined in the Grant Notice, such that upon the last day of each fiscal quarter, commencing in the quarter in which the Director enters into this Agreement, provided the Director is a member of the Board as of such date, the Direct shall receive Restricted Stock for the number of shares of the Company’s common stock equivalent to Six Thousand Two Hundred Fifty Dollars ($6,250) as determined based on the average closing price on the three trading days immediately preceding the last day of such quarter. Such Restricted Stock shall have a price of (i) for Restricted Stock issued from the date hereof through December 31, 2017, the amount equal to the offering price of the Company’s common stock in the Company’s initial public offering; (ii) for Restricted Stock issued from the January 1, 2018 through December 31, 2018, the amount equal to the average closing price on the final three trading days of the 2017 calendar year; and (iii) for Restricted Stock issued from the January 1, 2019 through December 31, 2019, the amount equal to the average closing price on the final three trading days of the 2018 calendar year. Thereafter the grant of equity and determination of the Exercise Price or Price shall be made by the Board of Directors or the Compensation Committee thereof, in its sole discretion.

In conjunction with the Director Agreements, the Company will also enter into those Indemnification Agreements (the “Indemnification Agreements”), with each New Director. The Indemnification Agreements indemnify the New Directors to the fullest extent permitted under Delaware law for any claims arising out of or resulting from, among other things, (i) any actual, alleged or suspected act or failure to act by the New Directors in their respective capacity as a director or agent of the Company and (ii) any actual, alleged or suspected act or failure to act by each New Director in respect of any business, transaction, communication, filing, disclosure or other activity of the Company. Under the Indemnification Agreements, the New Directors are indemnified for any losses pertaining to such claims, provided, however, that the losses shall not include expenses incurred by the New Directors in respect of any claim as which he shall have been adjudged liable to the Company, unless the court having jurisdiction rules otherwise. The Indemnification Agreements provide for indemnification of the New Directors during their directorship and for a period of six (6) years thereafter.

The above description of the Director Agreements and Indemnification Agreements does not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.7 and 10.8, respectively, to this Current Report on Form 8-K.

The information set forth under the heading in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The exhibit listed in the following exhibit index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description

10.1*	Separation Agreement, dated November 30, 2016, by and between Microphase Corporation and Ronald Durando

10.2	Employment Agreement, dated February 12, 2015, by and between Microphase Corporation and Ronald Durando (incorporated by reference to the Company’s Form 10 filed with the Securities and Exchange Commission on February 24, 2015).

10.3*	Employment Agreement, dated December 1, 2016, by and between Microphase Corporation and Michael Ghadaksaz.

10.4*	Amended and Restated Employment Agreement, dated December 1, 2016, by and between Microphase Corporation and James Ashman.

10.5*	Employment Agreement, dated December 1, 2016, by and between Microphase Corporation and Brian Kelly.

10.6*	Employment Agreement, dated December 1, 2016, by and between Microphase Corporation and Necdet Ergul.

10.7*	Form of Director Agreement.

10.8*	Form of Indemnification Agreement
17.1*	Letter of resignation from Necdet Ergul.
17.2*	Letter of resignation from James Ashman.
17.3* 17.4*	Letter of resignation from Jeffrey Peterson. Letter of resignation from Paul Decoster.

 *filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROPHASE CORPORATION

Date: December 1, 2016	By:	/s/ Michael Ghadaksaz
Michael Ghadaksaz Chief Executive Officer